                                                                       EX-99.p.8

                                                                    CONFIDENTIAL

                 ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY

                                       For

                     BLACKROCK INVESTMENT ADVISER COMPANIES

                                                 Revised:      February 1, 2005
                                                             September 30, 2006
                                                                 April 26, 2007
                                                                   May 15, 2008

                                Table of Contents

I.    PREAMBLE................................................................1
   A.    General Principles...................................................1
   B.    The General Scope of the Policy's Application to

               ADVISORY EMPLOYEE INVESTMENT TRANSACTION POLICY FOR
                     BLACKROCK INVESTMENT ADVISER COMPANIES

I.   PREAMBLE

     A.   General Principles

This amended and revised Advisory Employee  Investment  Transaction  Policy (the
"Policy") is based on the principle that you, as an Advisory  Employee under the control of BlackRock,  Inc.  ("BlackRock"),  owes a fiduciary  duty of undivided
loyalty  to  the  registered  investment  companies,   institutional  investment
clients,  personal trusts and estates,  guardianships,  employee benefit trusts, and other Advisory Clients which that Advisor serves.(1)  Accordingly,  you must avoid transactions, activities, and relationships that might interfere or appear to  interfere  with making  decisions in the best  interests  of those  Advisory
Clients.

At all times, you must observe the following general principles:

     1.   You must place the interests of Advisory Clients first.

          As a fiduciary you must  scrupulously  avoid serving your own personal interests ahead of the interests of Advisory Clients.  You must adhere to  this  general  fiduciary  principle  as well as  comply  with  the
          Policy's  specific  provisions.  Technical  compliance with the Policy will  not

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(1)  This policy uses a number of capitalized  terms,  e.g.,  Advisor,  Advisory
     Client, Advisory Employee,  Beneficial Ownership,  Non-Reportable Security,
     Fixed Income Securities,  Fully  Discretionary  Account,  Futures Contract,
     Immediate  Family,  Investment  Transaction,  Personal  Account,  Portfolio
     Employee,  Portfolio Manager, Related Account, and Security. The first time a  capitalized  term is used,  a  definition  is stated in the text or in a footnote.  The full definitions of these capitalized terms are set forth in
     Appendix I. To understand  your  responsibilities  under the Policy,  it is important  that  you  review  and  understand  all  of the  definitions  of capitalized terms in Appendix I. As indicated in Appendix I:

     The term "Adviser" means any entity under the control of BlackRock, whether now in existence or formed after the date hereof,  that is  registered  as:
     (i) an  investment  adviser under the  Investment  Advisers Act of 1940, as amended (the "Advisers Act"), or (ii) a broker-dealer  under the Securities
     Exchange Act of 1934, as amended (the "Exchange Act"),  other than any such investment  adviser or  broker-dealer  that has  adopted  its own  employee investment transaction policy.

     The term  "Advisory  Client"  means an investment  company,  whether or not registered  with any  regulatory  authority,  an  institutional  investment client,  a personal trust or estate,  a guardianship,  an employee  benefit trust,  or another  client with which the Adviser by which you are employed or with which you are associated has an investment management,  advisory or sub-advisory contract or relationship.

     The term "Advisory Employee" means an officer,  director, or employee of an
     Advisor,  or any other person  identified as a "control person" on the Form
     ADV or the Form BD  filed by the  Adviser  with  the  U.S.  Securities  and
     Exchange  Commission:  (1)  who,  in  connection  with  his or her  regular functions or duties,  generates,  participates  in, or obtains  information regarding that Adviser's  purchase or sale of a Security by or on behalf of an Advisory  Client;  (2) whose  regular  functions or duties relate to the making of any recommendations  with respect to such purchases or sales; (3)
     who  obtains  information  or  exercises  influence  concerning  investment recommendations  made to an Advisory  Client of that  Adviser;  (4) who has line oversight or management  responsibilities  over employees described in
     (1), (2) or (3),  above;  or (5) who has access to  non-public  information
     regarding  any  Advisory   Clients'  purchase  or  sale  of  securities  or
     non-public  information  regarding the  portfolio  holdings of any fund for which  an  Adviser  serves  as an  investment  adviser  or any  fund  whose investment adviser or principal  underwriter controls, is controlled by, or is under common control with BlackRock.

     automatically  insulate from scrutiny any  Investment  Transaction(2)  that indicates an abuse of your  fiduciary  duties or that creates an appearance of such abuse.

     Your  fiduciary  obligation  applies not only to your  personal  Investment
     Transactions  but also to actions taken on behalf of Advisory  Clients.  In particular,  you may not cause an Advisory Client to take action, or not to take action,  for your personal  benefit rather than for the benefit of the
     Advisory Client.  For example,  you would violate this Policy if you caused an  Advisory  Client to  purchase a Security  you owned for the  purpose of increasing the value of that Security. If you are a Portfolio  Employee(3), you would also violate this Policy if you made a personal  investment  in a
     Security that might be an  appropriate  investment  for an Advisory  Client without first  considering  the Security as an investment  for the Advisory
     Client.
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(2)  For purposes of this Policy,  the term "Investment  Transaction"  means any transaction  in a Security  or Futures  Contract  in which you have,  or by reason of the transaction will acquire,  a Beneficial  Ownership  interest.
     The  exercise of an option to acquire a Security or Futures  Contract is an
     Investment Transactions in that Security or Futures Contract.

     As a general matter,  the term "Security"  means any stock,  note, bond, or share  issued  by  an  investment  company  (including  both  open-end  and closed-end  investment companies) advised or sub-advised by BlackRock or an affiliate of BlackRock ("BlackRock Funds"),  debenture or other evidence of indebtedness  (including any loan  participation  or  assignment),  limited partnership  interest or investment  contract  other than a  Non-Reportable
     Security (as defined below).  The term  "Security"  includes an option on a
     Security,  an index of  Securities,  a currency or a basket of  currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American,  Pacific or Philadelphia Stock Exchanges as well as  such  an  option  traded  in  the  over-the-counter  market.  The  term
     "Security" does not include a physical commodity or a Futures Contract, but it may  include an interest in a limited  liability  company  (LLC) or in a private investment fund.

     The term "Futures Contract" includes:  (a) a futures contract and an option on a futures  contract traded on a U.S. or foreign board of trade,  such as the Chicago Board of Trade, the Chicago Mercantile  Exchange,  the New York
     Mercantile Exchange, or the London International Financial Futures Exchange
     (a "Publicly-Traded Futures Contract"),  as well as (b) a forward contract, a "swap," a "cap," a  "collar," a "floor"  and an  over-the-counter  option
     (other  than an  option  on a  foreign  currency,  an option on a basket of currencies, an option on a Security or an option on an index of Securities, which fall within the definition of "Security")(a "Privately-Traded Futures
     Contract").

     As a general  matter,  you are considered to have a "Beneficial  Ownership"
     interest  in a Security or Futures  Contract  if you have the  opportunity, directly or  indirectly,  to profit or share in any profit  derived  from a transaction in that Security or Futures Contract.  You are presumed to have a Beneficial  Ownership  interest in any Security or Futures Contract held, individually or jointly, by you and/or by a member of your Immediate Family
     (as defined below). In addition,  unless specifically excepted by the Chief
     Compliance Officer, or his designee,  based on a showing that your interest or  control  is  sufficiently  attenuated  to avoid  the  possibility  of a conflict, you will be considered to have a Beneficial Ownership interest in a Security or a Futures  Contract held by: (1) a joint account to which you are a party,  (2) a partnership in which you are a general  partner,  (3) a limited liability company in which you are a manager-member, (4) a trust in which you are a member or your Immediate  Family has a pecuniary  interest, or (5) an investment club in which you are a member.

     See  Appendix  I for more  complete  definitions  of the terms  "Beneficial
     Ownership," "Futures Contract," and "Security."

(3)  The term  "Portfolio  Employee"  means a  Portfolio  Manager  or an Advisor
     Employee who  provides  information  or advice to a Portfolio  Manager with respect  to the  purchase  or sale  of  securities,  who  helps  execute  a
     Portfolio  Manager's  decisions,  or who  directly  supervises  a Portfolio
     Manager.

     The term  "Portfolio  Manager" means any employee of an Advisor who has the authority,  whether  sole or  shared  or only  from  time to time,  to make investment decisions or to direct trades affecting an Advisory Client.

     2.   You must conduct all of your personal Investment  Transactions in full compliance  with this Policy,  the  BlackRock,  Inc.  Insider  Trading
          Policy,  and the other  policies of BlackRock  (including the policies that prohibit insider trading or that restrict trading in BLK, BKCC or
          AHR).

          BlackRock   encourages  you  and  your  family  to  develop   personal
          investment  programs.  However,  those investment programs must remain within  boundaries  reasonably  necessary  to insure that  appropriate safeguards  exist to protect the interests of our Advisory Clients and to avoid even the  appearance of unfairness or  impropriety.  Doubtful situations  should be  resolved in favor of our  Advisory  Clients and against your personal Investment Transactions.

     3.   You must act in compliance with the U.S. Federal Securities Laws.

          As an Advisory  Employee of BlackRock,  it is your duty to conduct all activities  in a manner that is  consistent  with  Federal  Securities
          Laws,  which  include  the  Securities  Act of 1933,  as amended  (the
          "Securities  Act"), the Exchange Act, the  Sarbanes-Oxley Act of 2002,
          the  Investment  Company Act of 1940,  as amended  ("1940  Act"),  the
          Advisers Act, Title V of Gramm-Leach-Bliley  Act, any rules adopted by the U.S.  Securities and Exchange  Commission (the "SEC") under any of these  statutes,  the Bank  Secrecy  Act as it  applies  to funds  and investment advisers and any rules adopted thereunder by the SEC or the
          U.S. Department of the Treasury.

     4.   You must not take inappropriate advantage of your position.

          The receipt of  investment  opportunities,  gifts or  gratuities  from
          persons  seeking  to  do  business,   directly  or  indirectly,   with
          BlackRock,  an  affiliate,  or an  Advisory  Client  could  call  into
          question  the  independence  of  your  business   judgment.   Doubtful
          situations should be resolved against your personal interests.

     5.   You must promptly  report any violations of this Policy to BlackRock's
          Chief Compliance Officer or his designees.

          You must  report  any  violation  of which you are aware by any person subject to this  Policy.  BlackRock's  Chief  Compliance  Officer (the
          "CCO") and the Legal and  Compliance  Department  will keep reports of violations  and the identity of those  reporting  violations  strictly confidential.  You  shall  not  be  subject  to  any  retaliation  for reporting a violation in good faith.

     B.   The General Scope of the Policy's  Application to Personal  Investment
          Transactions

Rule 17j-1 under the 1940 Act and Rule  204A-1  under the  Advisers  Act require reporting of all personal  Investment  Transactions  in  Securities  (other than certain "Non-Reportable  Securities") by Advisory Employees, whether or not they are  Securities  that might be  purchased or sold by or on behalf of an Advisory
Client. This Policy implements that reporting requirement.

However, since a primary purpose of the Policy is to avoid conflicts of interest
arising  from  personal   Investment   Transactions   in  Securities  and  other
instruments  that are held or might be acquired  on behalf of Advisory  Clients, this Policy only places restrictions on personal Investment Transactions in such
investments.   This  Policy  also  requires  reporting  and  restricts  personal
Investment  Transactions in certain Futures  Contracts which,  although they are not Securities, are instruments that Advisors buy and sell for Advisory Clients.

Although  this Policy  applies to all  officers,  directors  and other  Advisory
Employees of BlackRock,  the Policy recognizes that Portfolio Managers,  and the other  Portfolio  Employees who provide  Portfolio  Managers with advice and who execute their  decisions,  occupy more  sensitive  positions than other Advisory
Employees,  and that it is  appropriate  to subject  their  personal  Investment
Transactions to greater restrictions.

As of the effective date of this amended and revised Policy, Sections III and IV of this Policy only apply to you if you are an Advisory Employee (which includes
Portfolio  Employees).  You are deemed an Advisory Employee unless you have been positively  identified  by the CCO or his  designee  as not  being  an  Advisory
Employee. In addition,  there are certain non-U.S.  employees who are subject to this Policy due to their involvement with U.S. registered investment advisers.

C.   The Organization of this Policy

The  remainder  of this  Policy is  divided  into five main  topics.  Section II contains a list of approved brokers.  Section III concerns  personal  Investment
Transactions. Section IV describes restrictions that apply to Advisory Employees who  receive  inside  information  or seek to serve on a board of  directors  or
similar   governing   body.   Section  V  outlines  the  procedure  for  seeking
case-by-case  exemptions from the Policy's  requirements.  Section VI summarizes the  methods  for  ensuring  compliance  under this  Policy.  In  addition,  the following Appendices are a part of this Policy:

     I.   Definitions of Capitalized Terms
     II.  Acknowledgement of Receipt of The Policy
     III. III-A.   Request  for  Duplicate   Broker  Reports  (For  persons  not
          associated  with  BlackRock  Investments,  Inc.)
          III-B.  Request for Duplicate  Broker Reports (For persons  associated with BlackRock Investments, Inc.)
     IV.  Fully Discretionary Account Form
     V.   Third Party Mutual Funds Advised or  Sub-Advised  by  BlackRock,  Inc.
          Affiliated Advisers.

D.   Questions

Questions regarding this Policy should be addressed to the CCO or his designees.
If you have any  question  regarding  the  interpretation  of this Policy or its application to a potential  Investment  Transaction,  you should consult the CCO
(or his designees) before you execute that transaction.

II.  LIST OF APPROVED BROKERS

All  BlackRock  employees  hired on or after  October  2, 2006 are  required  to maintain  "Personal  Accounts"  and "Related  Accounts"  (either  referred to as
"Account(s)"),  as  defined  below,  at  one  of  the  following  broker-dealers
("Approved Brokers"):

     o    AG Edwards;
     o    Bank of America;
     o    Charles Schwab;
     o    E*Trade;
     o    Fidelity;
     o    Merrill Lynch;
     o    Morgan Stanley;
     o    Scottrade;
     o    Smith Barney;

     o    TD Ameritrade; or
     o    UBS

If any such  employee  maintains  an  Account at a  broker-dealer  other than an
Approved  Broker,  he/she  will  need to close or  transfer  the  Account  to an
Approved Broker. All BlackRock  employees hired by BlackRock prior to October 2,
2006 are required to close or transfer accounts not currently held at one of the
Approved  Brokers,  to an Approved  Broker within a specified  period of time as determined by BlackRock's Compliance Committee.

Non-U.S.  employees  are  subject to the  Approved  Broker  requirements  of the personal trading policies in their local jurisdictions.

III. PERSONAL INVESTMENT TRANSACTIONS

A.   In General

Subject to the limited  exclusions  described  below, you are required to report all Investment  Transactions in Securities and Futures  Contracts made by you, a member of your Immediate Family, a trust or an investment club in which you have an interest,  or on behalf of any account in which you have an interest or which you direct.(4) In addition,  Advisory  Employees must provide prior notification and receive  clearance of certain  Investment  Transactions  in  Securities  and
Futures  Contracts that an Advisor holds or may acquire on behalf of an Advisory
Client.  (A  purchase,  sale or exercise  of an option is a separate  Investment
Transaction for purposes of these  requirements.) The details of these reporting and prior notification requirements are described below.

B.   Reporting Obligations

     1.   Use of Approved Brokers

     Except as otherwise  provided,  all Personal  Accounts and Related Accounts must be held with an Approved Broker.  Where transactions are made directly with the issuer in a direct stock  purchase  plan or Dividend  Reinvestment
     Plan  ("DRIP"),  or with the mutual fund company  (with respect to open-end mutual funds),  you must report to BlackRock the information  regarding any account with a transfer agent or bank executing such transaction.

     This  requirement  also  applies to any  purchase  or sale of a Security or
     Futures  Contract  in  which  you  have,  or by  reason  of the  Investment
     Transaction  will  acquire,  a Beneficial  Ownership  interest.  Thus, as a general matter, any Securities or Futures Contract  transactions by members of your  Immediate  Family  will need to be  reported  if made  through  an
     Approved Broker, bank or transfer agent.

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(4)  The term "Immediate  Family" means any of the following  persons who reside in your  household  or who  depend on you for basic  living  support:  your spouse, any child, stepchild, grandchild, parent, stepparent,  grandparent,
     sibling,   mother-in-law,   father-in-law,   son-in-law,   daughter-in-law,
     brother-in-law, or sister-in-law, including any adoptive relationships.

     2.   Mutual Fund Accounts

          Ownership of Open-End Funds advised or sub-advised by BlackRock:

          All  BlackRock  employees are required to make any purchases of shares of the  open-end  BlackRock  Funds  (except  for  shares  held  in the
          BlackRock  401(k) Plan) directly  through the Fund's  transfer  agent,
          PFPC Inc.  ("PFPC") or in an account at Merrill  Lynch Pierce Fenner &
          Smith ("MLPF&S").  Upon commencing  employment,  you must transfer any existing  holdings of shares of open-end  BlackRock  Funds held in any broker-dealer,  trust,  custodial or other  account into an account at
          PFPC or MLPF&S. Transactions in shares of open-end BlackRock Funds are not subject to the prior  notification  requirements  as  described in
          Section III.D.1 below. In addition, Advisory Employees are required to report Investment  Transactions in, and accounts holding,  third-party mutual  funds  advised or  sub-advised  by  BlackRock.  A list of such third-party mutual funds may be found on BlackRock's  internal website
          (the  "Intranet")  (Appendix V).  Employees are not required to report
          Investment  Transactions in mutual funds not advised or sub-advised by
          BlackRock,  but  employees are required to report the existence of the account.

     3.   Initial Report

          Within ten days of becoming an Advisory  Employee,  you must submit an
          Initial Holdings  Certification ("the  Certification") via BlackRock's
          Personal Trading Assistant ("PTA").  The information  contained in the
          Certification must be current as of date no more than 45 days prior to commencing employment or becoming subject to this Policy, for each and every Personal  Account and Related Account that holds or is likely to hold a Security  or Futures  Contract  in which you have a  Beneficial
          Ownership interest, as well as copies of confirmations for any and all
          Investment  Transactions  subsequent to the  effective  dates of those statements.(5)  This requirement  includes accounts held directly with the issuer of the Security in the case of direct stock purchase plans, dividend reinvestment plans ("DRIPS"), and accounts held directly with open-end mutual funds.

          You should  also enter  into PTA the name of any  broker-dealer,  bank and/or futures commission  merchant and the identifying account number for any Personal  Account and Related  Account that holds or is likely to hold a Security or Futures Contract in which you
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(5)  The term "Personal  Account" means the following  accounts that hold or are likely  to  hold a  Security  or  Futures  Contract  in  which  you  have a
     Beneficial Ownership interest:
     o    any account in your individual name;
     o    any joint or tenant-in-common account in which you have an interest or are a participant;
     o    any account for which you act as trustee, executor, or custodian; and
     o    any  account  over which you have  investment  discretion  or have the power  (whether  or  not  exercised)  to  direct  the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds)  or  Future
          Contracts (other than an Advisory  Client's account that you manage or over which you have investment discretion),  including the accounts of any  individual  or entity that is managed or  controlled  directly or indirectly  by or through  you,  such as the account of an  investment club to which you belong.  There is a presumption that you can control accounts  held by members of your  Immediate  Family  sharing the same household.  This  presumption  may  be  rebutted  only  by  convincing evidence.

          The term "Related  Account"  means any account,  other than a Personal
          Account, that holds a Security or Futures Contract in which you have a direct  or  indirect  Beneficial  Ownership  interest  (other  than an account  over  which  you have no  investment  discretion  and  cannot otherwise  exercise  control) and any account  (other than an Advisory
          Client's  account) of any individual or entity to whom you give advice or make  recommendations with regard to the acquisition or disposition
          of  Securities   (including  BlackRock  Funds)  or  Futures  Contracts
          (whether or not such advice is acted upon).

          have a Beneficial  Ownership  interest for which you cannot supply the most recent account statement.

          In addition,  you must also enter into PTA the  following  information for each  Security or Futures  Contract in which you have a Beneficial
          Ownership interest:

          a.   a description of the Security or Futures Contract,  including its name or title;
          b.   the  quantity  (e.g.,  in terms of numbers  of  shares,  units or contracts,  and the principal  amount of debt  securities) of the
               Security or Futures Contract;
          c.   the custodian of the Security or Futures Contract; and
          d.   the exchange-ticker  symbol or cusip,  interest rate and maturity date  and,  with  respect  to  transactions,  the  nature  of the
               transaction   (buy,   sale  or  other  type  of   acquisition  or
               disposition),  price and name of  broker-dealer,  bank or futures commission merchant effecting the transaction.

     4.   New Accounts

          Upon the opening of a new Personal  Account or a Related  Account,  or
          any other account, that holds or is likely to hold a Security, Futures
          Contract,  or  Non-Reportable  Security in which you have a Beneficial
          Ownership  interest,  you must enter into PTA the name of the Approved
          Broker  for that  account,  the  identifying  account  number for that
          Personal Account or Related Account, and the date that the account was established.

     5.   Timely Reporting of Investment Transactions

          You must cause each Approved Broker that maintains a Personal  Account or a Related  Account  that holds a Security or a Futures  Contract in which you have a Beneficial  Ownership  interest to provide to the CCO
          (or  his   designee),   on  a  timely  basis,   duplicate   copies  of
          confirmations  or all Investment  Transactions  in that account and of periodic  statements  but in no event later than 30 days following the end  of  a  calendar  quarter  for  that  account  ("Duplicate  Broker
          Reports").  Forms for that  purpose  are  attached  hereto as Appendix
          III-A and Appendix III-B.

          In addition, you must report, on a timely basis, but in no event later than 30 days,  any  Investment  Transaction  in a Security  or Futures
          Contract in which you have or acquired a Beneficial Ownership interest that was made without the use of an Approved Broker.

     6.   Related Accounts

          The reporting  obligations  described  above also apply to any Related
          Account (as defined in Appendix I) and to any  Investment  Transaction in a Related Account.

          It is important that you recognize  that the  definitions of "Personal
          Account,"  "Related Account" and "Beneficial  Ownership" in Appendix I
          will  most  likely  require  you  to  provide,  or  arrange  for,  the broker-dealer,  bank or futures commission merchant, copies of reports for any of these  accounts  used by or for a member of your  Immediate
          Family or a trust in which you or a member  of your  Immediate  Family has an  interest,  as well as for any other  accounts in which you may have the  opportunity,  directly or indirectly,  to profit or share in the profit  derived from any  Investment  Transaction in that account, including the account of any investment club to which you belong.

     7.   Annual Holdings Report

          You must  report to the CCO,  or his  designee,  on an  annual  basis, holdings of all Securities  and Futures  Contracts in which you have a
          Beneficial  Ownership  Interest.  This  requirement  can  generally be satisfied by causing each  broker-dealer,  bank or futures  commission merchant that maintains a Personal  Account and/or a Related  Account, or any other  account  that holds a Security  or Futures  Contract  in which you have a Beneficial Ownership interest,  to provide to the CCO
          (or his  designee),  on a timely basis,  Duplicate  Broker  Reports in accordance with the requirements under Section III.B.4.  above. If you have a Beneficial Ownership interest in a Security or Futures Contract that is not held in an account  with an Approved  Broker from whom the
          CCO (or his designee)  receives a periodic  statement of your Personal
          Account and/or Related Accounts, you must disclose this information on the  Annual  Holdings  Report  filed  via PTA in  accordance  with the requirements  under Section VI.A.2 of this Policy.  The information in the Annual  Holdings  Report must be current as of a date no more than
          45 days before the report is submitted.

          You must supply,  where indicated on the Annual Holdings  Report,  the following  information for each Security or Futures Contract for which you had any Beneficial Ownership interest:

          a.   a description of the Security or Futures Contract,  including its name or title;
          b.   the  quantity  (e.g.,  in terms of numbers  of  shares,  units or contracts,  and the principal  amount of debt  securities) of the
               Security or Futures Contract;
          c.   the custodian of the Security or Futures Contract; and
          d.   the exchange-ticker  symbol or cusip, and for debt securities the interest rate and maturity date.

          The  reporting  requirements  of  this  Section  7  do  not  apply  to securities  issued by an investment  company  sponsored by the Adviser that is exempt from  registration  under the 1940 Act, as amended,  or securities of commingled  investment vehicles sponsored by the Adviser that are held in BlackRock's 401(k) Plan.

     8.   Exemptions From Investment Transaction Reporting

          You need not report Investment Transactions in any account,  including a  Fully  Discretionary  Account,(6)  over  which  neither  you nor an
          Immediate Family Member has or had any direct or indirect influence or control. For example, Investment Transactions in

-------------

(6)  The term "Fully Discretionary  Account" means a Personal Account or Related
     Account managed or held by a broker-dealer,  futures  commission  merchant, investment  adviser  or trustee as to which  neither  you nor an  Immediate
     Family  member:  (a) exercise any  investment  discretion;  (b) suggests or receives notice of transactions prior to their execution; and (c) otherwise has any direct or indirect influence or control. In addition, to qualify as
     a  Fully   Discretionary   Account,   the  individual  broker,   registered
     representative  or  merchant  responsible  for  that  account  must  not be responsible  for nor receive  advance  notice of any  purchase or sale of a
     Security or Futures Contract on behalf of an Advisory Client. To qualify an account as a Fully Discretionary  Account, the Chief Compliance Officer (or
     his  designee)  must  receive  and  approve a written  notice,  in the form attached  hereto as  Appendix  IV,  that the  account  meets the  foregoing qualifications as a Fully Discretionary  Account.  You are not permitted to invest in securities issued, sponsored or managed by BlackRock, Inc. or its investment advisory companies, its parent,  subsidiaries or affiliates, any investment  advisory  company or  broker-dealer  affiliated with BlackRock,
     Inc.,  Anthracite  Capital,  Inc.  ("Anthracite"),  BlackRock Kelso Capital
     Corporation  ("BKCC") or any closed-end or open-end  BlackRock  Funds, in a
     Fully Discretionary Account.)

          the account of your spouse in an employee  benefit plan would not have to be reported if neither  you nor your  spouse has any  influence  or control over those Investment Transactions.

          You also need not report  Investment  Transactions  in  Non-Reportable
          Securities nor need you furnish, or require a broker-dealer or futures
          commission   merchant  to   furnish,   confirmations   of   Investment
          Transactions in Non-Reportable  Securities.(7)  This includes,  but is not limited to, Investment Transactions in U.S. Government securities, money market interests,  or shares in registered  open-end  investment companies (i.e., mutual funds) not advised or sub-advised by BlackRock or its  affiliates  and shares of unit  investment  trusts that invest
          exclusively  in  open-end   funds,   none  of  which  are  advised  or
          sub-advised by BlackRock or an affiliate of BlackRock.

     9.   Consultants

          Consultants may be required to comply with the Policy depending on the nature of the work they perform for BlackRock and the  sensitivity  of the information  used by the consultants to perform their duties.  The
          CCO or his designee will determine whether a particular  consultant is to be included under the Policy.

C.       Prohibited or Restricted Investment Transactions

     1.   Initial Public Offerings

          As an Advisory Employee,  you may not acquire Beneficial  Ownership of any Security in an initial  public  offering,  except  that,  with the approval  of the  Compliance  Committee  and the  General  Counsel  of
          BlackRock  (the  "General   Counsel"),   you  may  acquire  Beneficial
          Ownership  of a Security  in an initial  public  offering  directed or sponsored by BlackRock. For purposes of this Policy, an initial public offering  shall not include  the  purchase of a Security in an initial public offering by (i) a savings bank to its depositors, (ii) a mutual insurance company to its policyholders, or (iii) a building society to its depositors.

     2.   Limited Offerings

          If you  are a  Portfolio  Employee,  you may  not  acquire  Beneficial
          Ownership of any Security in a Limited Offering,  or subsequently sell that interest,  unless you have received the prior written approval of the  CCO  (or  his  designee)  by  completing  the  Private  Placement
          Questionnaire.  Limited  Offerings,  which  are  also  referred  to as
          "private  placements" are offerings that are exempt from  registration under the  Securities  Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.
-------------

(7)  The term  "Non-Reportable  Security"  means any  Security  (as  defined  in
     Appendix  I) not  included  within the  definition  of Security in SEC Rule
     17j-1(a)(4)under  the 1940 Act, as  amended,  or within the  definition  or
     Reportable  Security  in Rule  204A-1(e)(10)  under the  Advisers  Act,  as amended, including:
     1.   A direct obligation of the Government of the United States;
     2.   Shares of money market funds;
     3.   Shares of registered open-end investment  companies,  other than those for which  BlackRock or an affiliate of BlackRock  acts as  investment adviser, sub-adviser or principal underwriter;
     4.   High quality short-term debt instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates of deposit,  commercial paper and repuchase agreements;
     5.   Shares  of  authorized  unit  trusts,  open-end  investment  companies
          ("OEICs"),  other than those for which  BlackRock  or an  affiliate of
          BlackRock  acts  as  investment  adviser  or  sub-advser,  and  direct obligations of the Government of the United Kingdom; and
     6.   Shares of unit investment trusts that are invested  exclusively in one or more registered  open-end investment  companies,  none of which are advised by BlackRock or an affiliate of BlackRock.

          Approval  will not be given  unless a  determination  is made that the investment opportunity should not be reserved for one or more Advisory
          Clients,  and that the  opportunity  to invest has not been offered to you by virtue of your position with an Advisor.

          If you have acquired  Beneficial  Ownership of Securities in a Limited
          Offering, you must disclose that investment to the CCO when you play a part in any  consideration  of any investment by an Advisory Client in the  issuer  of the  Securities,  and any  decision  to  make  such an investment must be independently  reviewed by a Portfolio  Manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

D.   Investment Transactions Requiring Pre-Clearance

     You must submit a pre-clearance  form via PTA and receive  clearance of any
     Investment  Transaction  (including  gifts of  Securities) in Securities or
     Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, unless that
     Investment Transaction, Security, or Futures Contract falls into one of the
     following   categories   that  are   identified  as  "excluded  from  prior
     notification  and  clearance"  in  Section  III.D.2.  The  purpose of prior notification  is to permit  the CCO (or his  designee)  to take  reasonable steps to investigate  whether that Investment  Transaction is in accordance with this Policy.  Satisfaction of the prior notification  requirement does not,  however,  constitute  approval  or  authorization  of any  Investment
     Transaction for which you have given prior  notification.  As a result, the primary responsibility for compliance with this Policy rests with you.

     1.   Prior Notification and Clearance Procedure

          Prior  notification  must be  given by  completing  and  submitting  a pre-clearance form via PTA. No Investment  Transaction requiring prior notification  and  clearance may be executed  prior to the  "Approval"
          status being displayed on the transaction screen on PTA, or receipt of the Approval email from PTA.

          The time and date of that notice  will be  reflected  on the  Approval
          email  sent  by  PTA  to  the  Advisory  Employee.   Unless  otherwise
          specified,  an Investment Transaction requiring prior notification and clearance  must be placed  and  executed  by the end of trading in New
          York City or, in the case of Advisory  Employees employed by BlackRock
          International,  Ltd.,  by the end of trading in the United  Kingdom on the day of  notice  from  the CCO (or his  designee)  that  the  prior notification  process  has been  completed.  If a proposed  Investment
          Transaction  is not  executed  (with the  exception  of a limit order)
          within the time  specified,  you must  repeat  the prior  notification process before executing the  transaction.  A notice from PTA that the prior notification process has been competed is no longer effective if you discover, prior to executing your Investment Transaction, that the information on your prior pre-clearance form is no longer accurate, or if the CCO (or his  designee)  revokes his or her notice for any other reason.

          The CCO (or his designee) may undertake  such  investigation  as he or
          she  considers   necessary  to   investigate   whether  an  Investment
          Transaction for which prior notification has been sought complies with the terms of this Policy and is consistent with the general principles described at the beginning of this Policy.

          As part  of  that  investigation,  the  CCO  (or  his  designee)  will determine  via PTA whether there is a pending buy or sell order in the same equity Security (except for orders of securities  included in the
          S&P 100 Index or in the FTSE 100  Index),  or a Related  Security,

                                       10

          on behalf  of an  Advisory  Client.(8)  If such an order  exists,  the
          pre-clearance   request  will  receive  a  "Denied"   message  on  the
          transaction screen on PTA.

     2.   Transactions,  Securities  and Futures  Contracts  Excluded from Prior
          Notification and Clearance

          Prior  notification  and  clearance  will  not  be  required  for  the following Investment  Transactions,  Securities and Futures Contracts.
          They are exempt only from the Policy's prior notification requirement, and, unless otherwise indicated,  remain subject to the Policy's other requirements, including its reporting requirements.

          a.   Transactions Excluded from Prior Notification and Clearance

          Prior  notification  and  clearance  is not  required  for  any of the following Investment Transactions:

               i)   Any Investment  Transaction in a Fully Discretionary Account
                    that has been  approved as such by the CCO or his  designee.
                    (You are not  permitted  to  invest  in  securities  issued, sponsored or managed by  BlackRock,  Inc. or its  investment
                    advisory   companies,   subsidiaries   or  affiliates,   any
                    investment advisory company or broker-dealer affiliated with
                    BLK,  BKCC,  AHR or any  closed-end  or  open-end  BlackRock
                    Funds, in a Fully Discretionary Account;

               ii)  Purchases of Securities under DRIPS;

               iii) Purchases of  Securities  by an exercise of rights issued to the holders of a class of Securities pro rata, to the extent those rights are issued with respect to  Securities of which you have Beneficial Ownership;

               iv)  Acquisitions  or dispositions of Securities as the result of a stock dividend,  stock split, reverse stock split, merger,
                    consolidation,   spin-off   or   other   similar   corporate
                    distribution or reorganization  applicable to all holders of
                    a  class  of  Securities   of  which  you  have   Beneficial
                    Ownership;

               v)   Purchases  of  common  stock of  BlackRock,  Inc.  under the
                    BlackRock,  Inc.  Employee  Stock Purchase Plan, or matching shares of  BlackRock,  Inc.  in  BlackRock's  401(k) Plan or similar  transactions  of employer stock  purchased and sold through  employer  benefit  plans in which  the  spouse of a
                    BlackRock employee may participate;

               vi)  Investment   Transactions  in  529  Plans  or  Direct  Stock
                    Purchase  Plans  that have been  approved  by the CCO or his designee;

               vii) Automatic investments by direct debit into a personal equity plan  ("PEP"),  or  similar  type of plan in  Non-Reportable
                    Securities if the pre-notification process was completed for the first such investment;

               viii) Investment  Transactions made by a person who serves on the
                    Board of Directors  of an Advisor and is not  involved  with the Advisory  operations  of such Advisor nor engages in the type of activities  described under (i), (ii) or (iii),  and who does not have access to

-------------

(8)  The term  "Related  Security"  means,  as to any Security,  any  instrument related  in value to that  Security,  including,  but not  limited  to, any option or warrant  to  purchase  or sell that  Security,  and any  Security convertible into or exchangeable for that Security.

                                       11

                    non-public  Advisory  Client  information as described under
                    (5), under the term Advisory Employee as defined in Appendix
                    I;

               ix)  Investment  Transactions  in the following four (4) Exchange
                    Traded Funds ("ETFs"):  the Nasdaq-100  Index Tracking Stock
                    ("QQQQ"),  SPDR  Trust  ("SPY"),  DIAMONDS  Trust,  Series I
                    ("DIA"),  and the  iShares S&P 500 Index Fund  ("IVV").  Any
                    questions  about  whether an ETF not listed in this  Section
                    III.D.2.  (a)  is  excluded  from   prior-notification   and
                    clearance should be directed to the CCO or his designee; and

               x)   Other  purchases  or sales which are  non-volitional  on the part of the employee (e.g.,  an in-the-money  option that is automatically  exercised by the broker;  a security  that is called away as the result of an exercise of an option;  or a
                    security  that  is  sold  by  a  broker   without   employee
                    consultation to meet a margin call not met by the employee).

          b.   Securities Excluded from Prior Notification and Clearance

               Prior   notification   and  clearance  is  not  required  for  an
               Investment  Transaction  in  securities  issued  by  an  open-end
               registered   investment  company  (including  open-end  BlackRock
               Funds) or in Non-Reportable Securities, as defined in Appendix I,
               e.g.,  U.S.  Government  securities and "high quality  short-term debt  instruments."  Prior notification and clearance is required for Investment Transactions in BlackRock Closed-End Funds.

          c.   Futures Contracts Excluded from Prior Notification and Clearance

               Prior   notification   and  clearance  is  not  required  for  an
               Investment Transaction in the following Futures Contracts:

               i)   Currency futures;

               ii)  U.S. Treasury futures;

               iii) Eurodollar futures;

               iv)  Physical  commodity  futures  (e.g.,  contracts  for  future delivery of grain, livestock, fiber or metals);

               v)   Futures  contracts to acquire Fixed Income Securities issued by a U.S.  Government  agency, a foreign  government,  or an international or supranational agency;

               vi)  Futures  contracts on the Standard and Poor's 500 Index, the
                    Dow Jones Industrial Average or NASDAQ 100 Index; and

               vii) Futures  contracts on the Financial Times Stock Exchange 100
                    ("FTSE") Index.

E.   Ban on Short-Term Trading Profits

     You may not profit  from the  purchase or sale,  or the sale and  purchase, within 60 calendar days, of the same  Securities  and/or Related  Security.
     Any such  short-term  trade must be reversed or unwound,  or if that is not practical,  the  profits  must be  disgorged  and  distributed  in a manner determined by the CCO.

     This   short-term  ban  does  not  apply  to  Investment   Transactions  in
     Non-Reportable  Securities  (as  defined  in  Appendix  I)  or  in  Futures
     Contracts. This ban also does not apply to a purchase or sale in connection with a  Transaction  Exempt  from  Prior  Notification  and  Clearance  (as described

                                       12

     above in  Section  III.D.2.(a)),  a  transaction  in a Fully  Discretionary
     Account or a transaction  excluded from the "blackout"  periods pursuant to
     Section III.F.2 below.  Finally,  the short-term trading ban does not apply to a  purchase  or sale of shares  of  open-end  BlackRock  Funds or to any shares of BlackRock, Inc. However, trading in BlackRock, Inc. stock remains
     subject  to  the   restrictions   in  BlackRock's   Stockholder   Reporting
     Requirements  for  Directors,  Executive  Officers  and  Greater  than  10%
     Stockholders  of  BlackRock,  Inc and  Publicly  Traded  Funds and  Insider
     Trading  Policy.  Trading  in  BlackRock  open-end  Funds is subject to the
     Policy  Regarding  Certain  Trading  Activity  in Shares  of the  BlackRock
     Open-End Funds,  and the restrictions and redemption fees set forth in each fund's prospectus.

     You are considered to profit from a short-term trade if Securities of which you have  Beneficial  Ownership  (including  Securities  held by  Immediate
     Family member) are sold for more than their purchase price, even though the
     Securities  purchased  and  the  Securities  sold  are  held of  record  or beneficially by different persons or entities.

F.   Blackout Periods

Your ability to engage in certain  Investment  Transactions may be prohibited or restricted during the "blackout" periods described below:

     1.   Specific Blackout Periods

          a.    You may not purchase or sell a Security,  a Related  Security, or Futures  Contract  at a time when you  intend or know of  another's intention to purchase or sell that same Security,  a Related Security, or Futures  Contract,  on behalf of an Advisory  Client or any Adviser
          (the "Specific Knowledge Blackout Period").

          b.    In  addition,  if you are a  Portfolio  Employee,  you may not purchase or sell a Security,  a Related Security or a Futures Contract which you are  considering  or which you have  considered and rejected for  purchase or sale for an Advisory  Client  within the  previous 15 calendar  days (the "15-Day  Blackout  Period")  unless the CCO or his designee,  after consultation with your supervisor,  has approved your
          Investment Transaction.(9)

          c.    Finally, if you are a Portfolio Manager,  you may not purchase or sell a Security,  a Related  Security,  or Futures  Contract within seven calendar days before or after a transaction in that Security,  a
          Related Security, or Futures Contract, by an Advisory Client for which you are responsible (the "7-Day Blackout Period").

          For  Portfolio  Employees  or  Portfolio  Managers,  the  CCO  (or his
          designee)  will not give  such  notice  until  any  applicable  15-Day
          Blackout  Period or 7-Day Blackout  Period has expired or any required
          approvals  or  exemptions  have  not  been  obtained.   An  Investment
          Transaction that violates one of these Blackout  restrictions  must be reversed or unwound, or if that is not practical,  the profits must be disgorged and  distributed  in a manner  determined by the  Compliance
          Committee.
-------------
(9)  SEC Rule 17j-1 places restrictions on the purchase or sale of any "security
     held  or  to  be  acquired"  by  a  registered   investment  company.  Rule
     17j-1(a)(10)  defines a "Security  held or to be  acquired" by a registered investment company as including any security which,  within the most recent
     15 days, "is being or has been considered by such company or its investment adviser for purchase by such company."

                                       13

     2.   Exemptions from Blackout Restrictions

     The  foregoing  blackout  period  restrictions  do not apply to  Investment
     Transactions in:

          a.   Non-Reportable Securities, as defined in Appendix I;
          b.   Securities  of a company  included  in the  Standard & Poor's 100
               (S&P 100) Index.  (S&P 100 securities are subject to the Policy's prior notification and clearance requirements.);
          c.   A Futures Contract  Excluded from Prior  Notification  under this
               Policy (as described in Section III.D.2.(c));
          d.   A Fully Discretionary Account;
          e.   Securities  of a company  included in the  Financial  Times Stock
               Exchange  100  Index  (FTSE 100  securities  are  subject  to the
               Policy's prior notification and clearance requirements); and
          f.   ETFs  Excluded  from Prior  Notification  under  this  Policy (as described above in Section III.D).

IV.  INSIDE INFORMATION AND SERVICE AS A DIRECTOR

A.   Inside Information

     As an employee of  BlackRock,  you must  comply  with  BlackRock's  Insider
     Trading   Policy,   Confidentiality   Policy  and   Portfolio   Information
     Distribution  Guidelines.  Copies of these  policies  and  guidelines  were furnished to all  employees at the time of their  adoption and is furnished or made  available  to all  new  employees  at the  commencement  of  their employment.  In  addition,  as an  Advisory  Employee,  you must notify the
     General  Counsel or CCO (or their  designees)  if you  receive or expect to receive  material  non-public  information  about  an  entity  that  issues securities.  The General Counsel in cooperation with the CCO will determine the  restrictions,  if any,  that  will  apply to your  communications  and activities  while in  possession  of that  information.  In general,  those restrictions will include:

          a.   an  undertaking  not to trade,  either  on your own  behalf or on behalf of an Advisory  Client,  in the  securities  of the entity about which you have material non-public information;

          b.   an undertaking not to disclose material non-public information to other Advisory Employees; and

          c.   an  undertaking  not  to  participate  in  discussions   with  or
               decisions  by other  Advisory  Employees  relating  to the entity about which you have material non-public information.

     The General Counsel, in cooperation with the CCO, or their designees,  will maintain a "Restricted list" of entities about which Advisory Employees may have  material  non-public  information.  This  "restricted  list"  will be available to the CCO (and his designees)  which he conducts  investigations or  reviews  related  to the Prior  Notification  Procedure  and  Clearance
     described  previously in Section  III.D.1 or the Post-Trade  Monitoring and
     Investigations process described below in Section V.B.3.

B.   Service as a Director

     You may not serve on the board of directors or other governing board of any entity  (other  than an entity  sponsored  by  BlackRock)  unless  you have received the prior written approval of the General Counsel or his designee.
     If permitted to serve on a governing  board,  an Advisory  Employee will be isolated  from  those  Advisory  Employees  who make  investment  decisions regarding the securities of

                                       14

     that entity,  through an information barrier or other procedures determined by the General Counsel or his designee. In general, the information barrier or other procedures will include:

          a.   an  undertaking  not to trade or to cause a trade on behalf of an
               Advisory  Client in the  securities  of the entity on whose board you serve;

          b.   an undertaking not to disclose  material  non-public  information about that entity to other Advisory Employees; and

          c.   an  undertaking  not  to  participate  in  discussions   with  or
               decisions by other Advisory  Employees  relating to the entity on whose board you serve.

V.   EXEMPTIONS

The Compliance Committee,  in its discretion,  may grant case-by-case exceptions to any of the foregoing requirements,  restrictions or prohibitions, except that the Compliance Committee may not exempt any Investment Transaction in a Security
(other than a  Non-Reportable  Security) or a Futures Contract from the Policy's reporting  requirements.  Exemptions  from the Policy's prior  notification  and clearance  requirements  and from the Policy's  restrictions  on acquisitions in initial public offerings, short-term trading and trading during blackout periods will  require a  determination  by the  Compliance  Committee  that the exempted transaction  does not involve a realistic  possibility  of violating the general principles  described  at the  beginning of this Policy.  An  application  for a case-by-case  exemption,  in accordance with this  paragraph,  should be made in writing to the CCO or his  designee,  who will  promptly  forward  that  written request to the members of the Compliance Committee.

VI.      COMPLIANCE

A.   Certifications

     1.   Upon Receipt of this Policy

          Upon  commencement  of your  employment or the effective  date of this
          Policy,  whichever occurs later,  and upon any material  amendments of this Policy,  all Advisory  Employees  will be required to acknowledge receipt of their copy of this Policy by submitting a certification via
          BlackRock   University   or  via  New   Hire   Orientation.   By  that
          acknowledgment, you will also agree:

          a.   To read the Policy, to make a reasonable effort to understand its provisions,  and to ask the CCO (or his designee) questions about those provisions you find confusing or difficult to understand.

          b.   To comply with the Policy, including its general principles,  its reporting requirements,  its prohibitions, its prior notification requirements, its short-term trading and blackout restrictions.

          c.   To  advise  the  members  of  your  Immediate  Family  about  the existence  of the Policy,  its  applicability  to their  personal
               Investment  Transactions and your  responsibility  to assure that their personal Investment Transactions comply with the Policy.

          d.   To  cooperate  fully with any  investigation  or inquiry by or on behalf of the CCO (or his designees) or the Compliance  Committee to determine your compliance with the provisions of the Policy.

          In addition, by your acknowledgment, BlackRock will recognize that any failure to comply with the Policy and to honor the commitments made in your acknowledgment may result in

                                       16

          the disciplinary action,  including dismissal. The most current Policy is posted on the Intranet.

     2.   Annual Certification of Compliance

          You are required to certify on an annual basis, via PTA, that you have complied  with each  provision  of your  initial  acknowledgment  (see above). In particular, your annual certification will require that you certify that you have read and that you  understand  the Policy,  that you  recognize  that  you are  subject  to its  provisions,  that  you complied  with the  requirements  of the  Policy  during the period to which it applies, and that you have disclosed,  reported, or caused to be reported all  Investment  Transactions  required to be disclosed or reported  pursuant to the requirements of the Policy and that you have disclosed, reported or caused to be reported all Personal Accounts and
          Related  Accounts,  or any other accounts,  that hold or are likely to hold a Security,  Futures Contract or Non-Reportable Security in which you have a Beneficial  Ownership  interest.  In addition,  you will be required to confirm the accuracy of the record of  information on file with the Adviser  with respect to such  Personal  Accounts and Related
          Accounts  or  other  accounts.  If  you  have a  Beneficial  Ownership interest in a Security or Futures Contract that is not reported to the
          CCO, or his designee,  on a periodic  basis through  Duplicate  Broker
          Reports,  you must add this holding to PTA, and certify it at the time you make your Annual  Certification of Compliance.  The information in the Annual  Holdings  Report must be current as of a date no more than
          45 days before the report is submitted.

B.   Supervisory Procedures

     1.   The Compliance Committee

          The  Policy  will  be  implemented,  monitored  and  reviewed  by  the
          Compliance Committee.  The Compliance Committee,  by a simple majority of its members, may appoint new members of the Committee,  may replace existing  members  of the  Committee,  and may fill  vacancies  on the
          Committee. Among other responsibilities, the Compliance Committee will consider  requests for case-by-case  exemptions  (described above) and will  conduct  investigations  (described  below)  of  any  actual  or suspected  violations of the Policy.  The  Compliance  Committee  will determine what remedial actions, if any, should be taken by an Advisor in response to a violation  of the Policy.  The  Compliance  Committee
          will  implement  any  procedures   reasonably   necessary  to  prevent
          violations  of the Policy.  The designee of the  Compliance  Committee will also provide  reports  (described  below)  regarding  significant violations  of the Policy and the  procedures to implement the Policy.
          The Compliance  Committee may recommend changes to those procedures or to  the  Policy  to  the  management  of the  Advisors.  Finally,  the
          Compliance  Committee  will designate one person to act as CCO for all
          Advisors.

     2.   The Chief Compliance Officer

          The CCO designated by the Compliance Committee will be responsible for the day-to-day administration of the Policy for all Advisors,  subject to the direction  and control of the  Compliance  Committee.  Based on information  supplied by the  management of each Advisor,  the CCO (or his  designees)  will  forward a copy of the  Policy to each  Advisory
          Employee  and  will  notify  each  person  designated  as a  Portfolio
          Employee or Portfolio  Manager.  The CCO will also be responsible  for administration  of the  reporting  and  prior  notification  functions described in the Policy,  and will  maintain  the reports  required by those functions.  In addition, the CCO (or his designees) will attempt to answer  any  questions  from an  Advisory  Employee  regarding  the interpretation  or  administration  of the

                                       16

          Policy.  When  necessary or  desirable,  the CCO will consult with the
          Compliance  Committee about such questions.  The CCO may designate one or more Assistant Compliance Officers to whom the CCO may delegate any of the  duties  described  in  this  paragraph  or in  the  succeeding paragraphs, and who shall be empowered to act on the CCO's behalf when the CCO is absent or Compliance  personnel  will submit  pre-clearance requests  via PTA,  but will not be allowed to  pre-approve  their own transactions.

     3.   Post-Trade Monitoring and Investigations

          The CCO (or his  designees)  will  review  PTA and  other  information supplied  for each  Advisory  Employee  so that the CCO can detect and prevent potential  violations of the Policy. This information may also be disclosed to the Advisor's auditors,  attorneys and regulators. If, based on his or her review of  information  supplied  for an  Advisory
          Employee,  or based on other  information,  the CCO suspects  that the
          Policy may have been violated, the CCO (or his designees) will perform such  investigations  and make such  inquiries as he or she  considers necessary. You should expect that, as a matter of course, the CCO will make  inquiries  regarding any personal  Investment  Transaction  in a
          Security  or  Futures  Contract  that  occurs  on  the  same  day as a transaction  in the same Security or Futures  Contract on behalf of an
          Advisory Client.  If the CCO reaches a preliminary  conclusion that an
          Advisory  Employee may have violated this Policy,  the CCO will report that  preliminary  conclusion  in a timely  manner  to the  Compliance
          Committee  and will  furnish to the  Committee  all  information  that relates to the CCO's preliminary  conclusion.  The CCO may also report his  preliminary  conclusion  and  the  information  relating  to that preliminary  conclusion  to  the  Advisor's  auditors,  attorneys  and regulators.

          Promptly after  receiving the CCO's report of a possible  violation of the Policy, the Compliance  Committee,  with the aid and assistance of the CCO,  will  conduct  an  appropriate  investigation  to  determine whether the Policy has been violated and will  determine what remedial action  should  be  taken  by the  Advisor  in  response  to any  such violation(s). For purposes of these determinations,  a majority of the
          Compliance  Committee  will  constitute a quorum and action taken by a
          simple  majority  of  that  quorum  will  constitute   action  by  the
          Committee.

     4.   Remedial Actions

          The  remedial  actions  that  may be  recommended  by  the  Compliance
          Committee  may  include,  but  are not  limited  to,  disgorgement  of profits,  imposition  of a  fine,  censure,  demotion,  suspension  or dismissal.  As  part  of any  sanction,  e.g.,  for  violation  of the
          Policy's restrictions on short-term trading or trading during blackout periods, you may be required to reverse or unwind a transaction and to forfeit any profit or to absorb any loss from the  transaction.  If an
          Investment  Transaction  may not be reversed  or  unwound,  you may be required to  disgorge  any profits  associated  with the  transaction, which  profits  will be  distributed  in a  manner  prescribed  by the
          Compliance  Committee  in  the  exercise  of its  discretion.  Profits derived from  Investment  Transactions in violation of this Policy may not be offset by any losses from Investment  Transactions in violation of this Policy.  Finally,  evidence suggesting  violations of criminal laws will be reported to the appropriate  authorities,  as required by applicable law.

          In  determining  what,  if any,  remedial  action  is  appropriate  in response to a violation of the Policy,  the Compliance  Committee will consider,  among other  factors,  the gravity of your  violation,  the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory  Client,  whether you knew or should have known  that your  Investment

                                       17

          Transaction violated the Policy,  whether you engaged in an Investment
          Transaction  with a view to making a profit on the anticipated  market action  of a  transaction  by an  Advisory  Client,  your  efforts  to cooperate  with the CCO's  investigation,  and your efforts to correct any conduct that led to a violation. In rare instances, the Compliance
          Committee may find that,  for equitable  reasons,  no remedial  action should be taken.

     5.   Reports of Material Violations

          In a  timely  manner,  and not  less  frequently  than  annually,  the designee of the  Compliance  Committee  will report to the  Management
          Committee  of  BlackRock,  and to the  directors  or  trustees of each investment  company  that is an Advisory  Client,  any known  material violation  of the Policy by an advisory  employee  to that  investment company and sanctions  imposed in response to the material  violation.
          Evidence  suggesting  violations  of criminal laws will be reported to the appropriate authorities, as required by applicable law.

     6.   Reports of Material Changes to the Policy

          Within a reasonable  period of time of making any  material  change to the  Policy,  but in no event  longer than six months  after  making a material change, the designee of the Compliance  Committee will report to the BlackRock's Leadership Committee, and to the directors/trustees of each investment  company that is an Advisory Client,  the nature of such changes.

     7.   Annual Reports

          The designee of the Compliance Committee will furnish an annual report to BlackRock's Leadership Committee,  and to the directors or trustees of each  investment  company that is an Advisory  Client,  that,  at a minimum, will:

          a.   summarize   existing   procedures  and  restrictions   concerning
               personal investing by Advisory Employees and any changes in those procedures  and  restrictions  that were made during the previous year;

          b.   certify  that  the  Advisor  has  adopted  and  implemented  such procedures  as  are  reasonably  necessary  to  prevent  Advisory
               Employees from violating this Policy;

          c.   describe  any  issues  arising  under the  Policy  since the last report,  including,  but not  limited to,  information  about any material violations of the Policy or procedures and the sanctions imposed in response to those violations; and

          d.   describe any changes in existing  procedures or restrictions that the  Compliance  Committee  recommends  based upon its experience under the Policy, evolving industry practices, or developments in applicable laws or regulations.

     8.   Records

          The CCO or his designees  shall maintain  records in the manner and to the extent set forth  below,  these  records  shall be  available  for examination by representatives of the SEC.

          a.   As  long as this  Policy  is in  effect,  a copy of it  shall  be preserved in an easily accessible place;

          b.   The following  records must be maintained in an easily accessible place for five years  after the end of the  fiscal  year in which the event took place;

                                       18

               (i)  a copy of any other Advisory Employee Investment Transaction
                    Policy which has been in effect;

               (ii) the names of any Compliance  Officers that were  responsible for reviewing Duplicate Broker Reports and other transaction and holding information;

               (iii) the names of any Compliance  Officers that were responsible for  maintaining  the  records  set  forth  in this  Section
                    VI.B.8.

               (iv) a record of any  decision,  and the reasons  supporting  the decision, to approve the acquisition by an Advisory Employee of a  Beneficial  Ownership  in any  Security  in an initial public offering or limited offering;

               (v)  a record of any violation of this Policy,  and of any action taken as a result of such violation;

               (vi) a list of all  Advisory  Employees  who have been subject to this Policy;

               (vii) a  record  of each  holdings  report  made  by an  Advisory
                    Employee; and

               (viii) a  record  of all  written  Acknowledgements  by  Advisory
                    Employees of receipt of the Policy.

          c.   The following records must be maintained for five years after the end of the fiscal year in which the event took  place,  the first two years in an appropriate and easily  accessible  office of the
               Advisor:

               (i)  a copy of each Duplicate Broker Report and other transaction and holding information  submitted to the Compliance Officer responsible for reviewing Reports; and

               (ii) a copy  of  each  annual  written  report  submitted  by the
                    Compliance   Committee  to  the   management   committee  of
                    BlackRock   and  to  the   directors  or  trustees  of  each
                    investment company that is an Advisory Client.

                                       19

                                                                      Appendix I

                        Definitions of Capitalized Terms

The following definitions apply to the capitalized terms used in the Policy:

Adviser

The term "Adviser" means any entity under the control of BlackRock,  whether now in  existence  or formed after the date  hereof,  that is  registered  as (i) an investment  Adviser under the  Investment  Advisers Act of 1940, as amended,  or
(ii) a  broker-dealer  under the  Securities  Exchange Act of 1934,  as amended, other than any such investment Adviser or broker-dealer that has adopted its own employee investment transaction policy.

Advisory Client

The  term  "Advisory  Client"  means  an  investment  company,  whether  or  not registered with any regulatory authority, an institutional  investment client, a personal trust or estate, a guardianship,  an employee benefit trust, or another client  with which the  Adviser by which you are  employed or with which you are associated has an investment  management,  advisory or sub-advisory  contract or relationship.

Advisory Employee

The term  "Advisory  Employee"  means an  officer,  director,  or employee of an
Adviser, or any other person identified as a "control person" on the Form ADV or the  Form BD  filed  by the  Adviser  with  the  U.S.  Securities  and  Exchange
Commission,  (1) who, in connection with his or her regular functions or duties, generates,  participates  in, or obtains  information  regarding  that Adviser's purchase or sale of a Security by or on behalf of an Advisory Client;  (2) whose regular  functions or duties  relate to the making of any  recommendations  with respect to such  purchases or sales;  (3) who obtains  information  or exercises influence  concerning  investment  recommendations made to an Advisory Client of that Adviser;  (4) who has line  oversight or management  responsibilities  over employees  described  in  (1),  (2) or (3)  above;  or (5)  who  has  access  to non-public  information  regarding  any  Advisory  Clients'  purchase or sale of securities,  or non-public  information  regarding the portfolio holdings of any fund for  which an  Adviser  serves  as  investment  adviser  or any fund  whose investment adviser or principal  underwriter  controls,  is controlled by, or is under common control with BlackRock.

Beneficial Ownership

As a  general  matter,  you  are  considered  to have a  "Beneficial  Ownership"
interest in a Security or Futures Contract if you have the opportunity, directly or  indirectly,  to profit or share in any profit  derived from a transaction in that  Security  or  Futures  Contract.  You are  presumed  to have a  Beneficial
Ownership  interest in any Security or Futures  Contract held,  individually  or jointly,  by you and/or by a member of your Immediate Family (as defined below).
In addition, unless specifically excepted by the Chief Compliance Officer or his designee  based on a showing  that your  interest  or  control  is  sufficiently attenuated  to avoid the  possibility  of a conflict,  you will be considered to have a Beneficial  Ownership interest in a Security or Futures Contract held by:
(1) a joint account to which you are a party, (2) a partnership in which you are a  general  partner,  (3)  a  limited  liability  company  in  which  you  are a manager-member,  (4) a trust in which you or a member of your  Immediate  Family has a pecuniary  interest,  or (5) an investment club in which you are a member.
Although you may have a Beneficial  Ownership  interest in a Security or Futures
Contract  held  in  a  Fully  Discretionary

                                      A-1

Account (as defined below), the application of this Policy to such a Security or
Futures  Contract may be modified by the special  exemptions  provided for Fully
Discretionary Accounts.

As a technical  matter,  the term  "Beneficial  Ownership"  for purposes of this
Policy  will be  interpreted  in the same  manner  as it would be under SEC Rule
16a-1(a)(2)  in  determining  whether a person  has  beneficial  ownership  of a security for purposes of Section 16 of the  Securities  Exchange Act of 1934 and
the rules and regulations thereunder.

BlackRock

The term "BlackRock" means BlackRock, Inc.

Chief Compliance Officer

The  term  "Chief  Compliance  Officer"  means  the  person  designated  by  the
Compliance  Committee as responsible  for the day-to-day  administration  of the
Policy in accordance with Section V(B)(2) of the Policy.

Compliance Committee

The  term  "Compliance  Committee"  means  the  committee  of  persons  who have responsibility  for  implementing,  monitoring  and  reviewing  the  Policy,  in accordance with Section V(B)(1) of the Policy.

Duplicate Broker Reports

The term "Duplicate  Broker Reports" means duplicate  copies of confirmations of transactions in your Personal or Related Accounts and of periodic statements for those accounts.

Fixed Income Securities

For  purposes of this Policy,  the term "Fixed  Income  Securities"  means fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States,  corporate debt  Securities, mortgage-backed  and other  asset-backed  Securities,  fixed  income  Securities issued by state or local  governments  or the  political  subdivisions  thereof, structured notes and loan  participations,  foreign  government debt Securities, and debt Securities of  international  agencies or supranational  agencies.  For purposes  of this  Policy,  the  term  "Fixed  Income  Securities"  will  not be interpreted to include U.S.  Government  Securities or any other Exempt Security
(as defined above).

Fully Discretionary Account

The term  "Fully  Discretionary  Account"  means a  Personal  Account or Related
Account  managed  or  held  by a  broker-dealer,  futures  commission  merchant, investment  Adviser or trustee as to which  neither you nor an Immediate  Family
Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions  prior to their execution;  and (c) otherwise has any direct or indirect  influence or control.  In addition,  to qualify as a
Fully Discretionary Account, the individual broker, registered representative or merchant  responsible  for that account must not be responsible  for nor receive advance  notice of any  purchase  or sale of a Security  or Futures  Contract on behalf of an  Advisory  Client.  To qualify an account as a Fully  Discretionary
Account, the Chief Compliance Officer (or his designee) must receive and approve a written  notice,  in the form attached hereto as Appendix IV, that

                                      A-2

the account meets the foregoing qualifications as a Fully Discretionary Account.
You are not  permitted to invest in securities  issued,  sponsored or managed by
BlackRock,   Inc.  or  its  investment  advisory   companies,   subsidiaries  or
affiliates,   including  any  investment   advisory   company  or  broker-dealer
affiliated with BlackRock,  Inc.  (BLK),  BlackRock Kelso Capital Corp.  (BKCC),
Anthracite Capital, Inc. (AHR) or any closed-end or open-end BlackRock Funds, in a Fully Discretionary Account.

Futures Contract

The term "Futures  Contract"  includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago
Board of  Trade,  the  Chicago  Mercantile  Exchange,  the New  York  Mercantile
Exchange,   or  the  London   International   Financial   Futures   Exchange  (a
"Publicly-Traded  Futures  Contract"),  as well  as (b) a  forward  contract,  a
"swap",  a "cap", a "collar",  a "floor" and an  over-the-counter  option (other than an option on a foreign  currency,  an option on a basket of currencies,  an option on a Security or an option on an index of  Securities,  which fall within the definition of  "Security")  (a  "Privately-Traded  Futures  Contract").  You
should consult with the Chief  Compliance  Officer (or his designee) if you have any doubt about  whether a particular  Investment  Transaction  you  contemplate involves a Futures Contract. For purposes of this definition,  a Publicly-Traded
Futures  Contract is defined by its expiration  month,  i.e., a  Publicly-Traded
Futures  Contract on a U.S.  Treasury  Bond that expires in June is treated as a separate  Publicly-Traded  Futures Contract,  when compared to a Publicly-Traded
Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

The term  "Immediate  Family" means any of the  following  persons who reside in your household or who depend on you for basic living support:  your spouse,  any
child,  stepchild,   grandchild,  parent,  stepparent,   grandparent,   sibling,
mother-in-law,  father-in-law,  son-in-law, daughter-in-law,  brother-in-law, or sister-in-law, including any adoptive relationships.

Investment Transaction

For  purposes  of this  Policy,  the term  "Investment  Transaction"  means  any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial  Ownership interest.  The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction
in that Security or Futures Contract.

Limited Offering

The term "Limited  Offering" means an offering that is exempt from  registration under the  Securities  Act of 1933  pursuant to section  4(2) or section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

Non-Reportable Security

The term  "Non-Reportable  Security"  means any Security (as defined  below) not included  within the  definition of Security in SEC Rule  17j-1(a)(4)  under the
Investment  Company  Act of 1940,  as  amended,  or  within  the  definition  of
Reportable  Security in Rule 204A-1(e)(10)  under the Investment Advisers Act of
1940, as amended,  including:

     1.   A direct obligation of the Government of the United States;

     2.   Shares of money market funds;

                                      A-3

     3.   Shares of registered  open-end  investment  companies other than those for which  BlackRock or an affiliate of BlackRock  acts as  investment adviser or sub-adviser;

     4.   High quality short-term debt instruments,  including,  but not limited to, bankers'  acceptances,  bank  certificates of deposit,  commercial paper and repurchase  agreements.  For these purposes, a "high quality short-term debt instrument"  means any instrument having a maturity at issuance  of less  than  366  days  and  which  is rated in one of the highest two rating categories by a Nationally  Recognized  Statistical
          Rating Organization, or which is unrated but is of comparable quality;

     5.   Shares of  authorized  unit trusts,  open-ended  investment  companies
          (OEIC's),  other than those for which  BlackRock  or an  affiliate  of
          BlackRock  acts as  investment  adviser  or  sub-adviser,  and  direct obligations of the Government of the United Kingdom; and

     6.   Shares of unit investment trusts that are invested  exclusively in one or more registered  open-end investment  companies,  none of which are advised by BlackRock or an affiliate of BlackRock.

Personal Account

The term "Personal Account" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial  Ownership interest:

     o    any account in your individual name;
     o    any joint or tenant-in-common account in which you have an interest or are a participant;
     o    any account for which you act as trustee, executor, or custodian; and
     o    any  account  over which you have  investment  discretion  or have the power  (whether  or  not  exercised)  to  direct  the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds)  or  Future
          Contracts (other than an Advisory  Client's account that you manage or over which you have investment discretion),  including the accounts of any  individual  or entity that is managed or  controlled  directly or indirectly  by or through  you,  such as the account of an  investment club to which you belong.  There is a presumption that you can control accounts  held by members of your  Immediate  Family  sharing the same household.  This  presumption  may  be  rebutted  only  by  convincing evidence.

Policy

The term "Policy" means this Advisory Employee Investment Transaction Policy.

Portfolio Employee

The term "Portfolio  Employee" means a Portfolio Manager or an Advisory Employee who provides  information  or advice to a Portfolio  Manager with respect to the purchase  or sale  of  securities,  who  helps  execute  a  Portfolio  Manager's decisions, or who directly supervises a Portfolio Manager.

Portfolio Manager

The term  "Portfolio  Manager"  means any  employee  of an  Adviser  who has the authority,  whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

                                      A-4

Related Account

The term "Related  Account"  means any account,  other than a Personal  Account, that holds a Security or Futures Contract in which you have a direct or indirect
Beneficial  Ownership  interest  (other  than an account  over which you have no investment  discretion and cannot  otherwise  exercise  control) and any account
(other than an Advisory  Client's  account) of any  individual or entity to whom you give  advice  or make  recommendations  with  regard to the  acquisition  or disposition  of  Securities  (including  BlackRock  Funds) or  Future  Contracts
(whether or not such advice is acted upon).

Related Security

The term "Related Security" means, as to any Security, any instrument related in value to that Security,  including, but not limited to, any option or warrant to
purchase  or  sell  that  Security,   and  any  Security   convertible  into  or
exchangeable  for that  Security.  For example,  the purchase and exercise of an option to acquire a Security  is  subject  to the same  restrictions  that would apply to the purchase of the Security itself.

Security

As a general matter,  the term "Security"  means any stock,  note,  bond,  share issued  by an  investment  company  (both  open-end  and  closed-end  investment companies) in which BlackRock or an affiliate of BlackRock  serves as investment adviser,  sub-adviser or principal underwriter ("BlackRock Funds"), debenture or other evidence of indebtedness (including any loan participation or assignment),
limited   partnership   interest,   or   investment   contract,   other  than  a
Non-Reportable  Security (as defined  above).  The term  "Security"  includes an option  on a  Security,  an index  of  Securities,  a  currency  or a basket  of currencies,  including  such an option  traded on the  Chicago  Board of Options
Exchange or on the New York,  American,  Pacific or Philadelphia Stock Exchanges
as well as such an  option  traded  in the  over-the-counter  market.  The  term
"Security" does not include a physical commodity or a Futures Contract. The term
"Security" may include an interest in a limited  liability company (LLC) or in a private investment fund.

As a technical matter,  the term "Security" has the meaning set forth in Section
2(a)(36)  of the  Investment  Company Act of 1940,  which  defines a Security to mean:
     Any note, stock, treasury stock, bond debenture,  evidence of indebtedness, certificate of interest or participation in any  profit-sharing  agreement, collateral-trust certificate,  preorganization certificate or subscription,
     transferable  share,   investment   contract,   voting-trust   certificate,
     certificate  of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral  rights,  any put, call,  straddle,  option,  or privilege on any security  (including a  certificate  of deposit) or on any group or index of securities  (including  any interest  therein or based on the value  thereof),  or any put,  call,  straddle,  option,  or  privilege entered  into  on  a  national  securities  exchange  relating  to  foreign currency,  or, in general,  any interest or instrument  commonly known as a
     "security",  or any certificate of interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim  certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase any of the foregoing,

except  that the  term  "Security"  does  not  include  any  Security  that is a
Non-Reportable  Security  (as defined  above),  a Futures  Contract  (as defined above), or a physical commodity (such as foreign exchange or a precious metal).

                                      A-5